UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2014

Terreno Realty Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-34603	27-1262675
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Montgomery Street, Suite 200

San Francisco, CA 94104

(Address of principal executive offices) (Zip Code)

(415) 655-4580

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 18, 2014, Terreno Realty Corporation (the “Company”) entered into (i) Amended and Restated Severance Agreements with each of W. Blake Baird (Chairman and Chief Executive Officer) and Michael A. Coke (President) and (ii) a Severance Agreement with Jaime J. Cannon (Chief Financial Officer).

Amended and Restated Severance Agreements with Mr. Baird and Mr. Coke

The Amended and Restated Severance Agreements with Mr. Baird and Mr. Coke amend and restate the Severance Agreements, dated as of February 16, 2010, between the Company and each of Mr. Baird and Mr. Coke (the “2010 Severance Agreements”). The 2010 Severance Agreements were amended by the Amended and Restated Severance Agreements to provide that, in the event that the Company terminates the executive’s employment without cause or the executive resigns for good reason, the executive, in addition to the payment of any earned but unpaid annual base salary and any earned but unpaid incentive compensation, will be entitled to receive a cash severance payment equal to the sum of (i) the executive’s then current annual base salary and (ii) the amount of the target value for each of his outstanding performance equity awards under the Company’s long-term incentive plan with a performance measurement period that has not ended as of the executive’s date of termination.

If such termination occurs within 12 months following a change in control of the Company, the cash severance payment that the executive will be entitled to receive is equal to two times the sum of (i) the executive’s then current annual base salary and (ii) the greater of the target value or the calculated value as of the date upon which a change in control (as defined in the Amended and Restated Severance Agreements) occurred for each of his outstanding performance equity awards under the Company’s long-term incentive plan with a performance measurement period that had not ended as of the change in control, with the change in control date being deemed the last day of the performance measurement period. In the case of such a change in control, the calculated value of each such outstanding equity performance award under the Company’s long-term incentive plan shall be determined, if applicable, using a Closing Stock Price (as defined under the Company’s long-term incentive plan) that is equal to the fair market value, as determined by the Compensation Committee of the Board of Directors of the Company, of the total consideration paid or payable in the transaction resulting in the change in control for one share of common stock of the Company.

In addition, the Amended and Restated Severance Agreements amended the 2010 Severance Agreements to provide that if the executive’s employment is terminated on account of his death or disability, the cash severance payment he is entitled to receive is equal to the sum of the target value of each of his outstanding performance equity awards under the Company’s long-term incentive plan with a performance measurement period that has not ended as of the executive’s date of termination.

The other terms of the 2010 Severance Agreements, including the full vesting of all time-based restricted stock awards in connection with the termination of each executive’s employment under the circumstances described above, remain unchanged.

Severance Agreement with Mr. Cannon

Under the Severance Agreement with Mr. Cannon, in the event that the Company terminates his employment without cause or if he resigns for good reason, the executive, in addition to the payment of any earned but unpaid annual base salary and any earned but unpaid incentive compensation, will be entitled to receive, subject to his execution of a general release of claims, a cash severance payment equal to the sum of (i) the executive’s then current annual base salary and (ii) the amount of the target value for each of his outstanding performance equity awards under the Company’s long-term incentive plan with a performance measurement period that has not ended as of the executive’s date of termination.

If such termination occurs within 12 months following a change in control of the Company, the cash severance payment that the executive will be entitled to receive is equal to the sum of (i) the executive’s then current annual base salary and (ii) the greater of the target value or the calculated value as of the date upon which a change in control (as defined in the Severance Agreement) occurred for each of his outstanding performance equity awards under the Company’s long-term incentive plan with a performance measurement period that had not ended as of the change in control, with the change in control date being deemed the last day of the performance measurement period. In the case of such a change in control, the calculated value of each such outstanding equity performance award under the Company’s long-term incentive plan shall be determined, if applicable, using a Closing Stock Price (as defined under the Company’s long-term incentive plan) that is equal to the fair market value, as determined by the Compensation Committee of the Board of Directors of the Company, of the total consideration paid or payable in the transaction resulting in the change in control for one share of common stock of the Company. In addition, in connection with the termination of the executive’s employment under the circumstances described above, all of the executive’s time-based restricted stock awards will fully vest, and he will be eligible to continue to participate, subject to his copayment of premium amounts at the active employees’ rate, in the Company’s group health, dental and vision programs for a period of 18 months following termination.

In addition, the Severance Agreement provides that if the executive’s employment is terminated on account of his death or disability, the cash severance payment he is entitled to receive is equal to the sum of the target value of each of his outstanding performance equity awards under the Company’s long-term incentive plan with a performance measurement period that has not ended as of the executive’s date of termination. In addition, all of the executive’s time-based restricted stock awards will fully vest.

Amended and Restated Long-Term Incentive Plan

On February 18, 2014, the Compensation Committee of the Board of Directors approved an Amended and Restated Long-Term Incentive Plan (the “Amended LTIP Plan”), which amends the Company’s Long-Term Incentive Plan that became effective on February 16, 2010. Under the Amended LTIP Plan, if the Company’s total shareholder return for any performance measurement period beginning on or after January 1, 2014 exceeds the compound, annualized percentage return of a performance measurement index under the Amended LTIP Plan for such period but the excess is less than 100 basis points, the size of the awards granted with respect to such performance measurement index will be determined by linear interpolation.

In addition, the Amended LTIP Plan provides that in the event that there is not a sufficient number of shares available under the Company’s stockholder-approved equity incentive plan to settle awards under the Amended LTIP Plan, the awards will be settled in cash to the extent of such unavailability of shares.

The Amended LTIP Plan does not provide for any other material amendments to the Long-Term Incentive Plan.

The discussion above regarding the Amended and Restated Severance Agreements, the Severance Agreement and the Amended LTIP Plan is qualified in its entirety by reference to the full text of such Amended and Restated Severance Agreements, Severance Agreement and Amended LTIP Plan, copies of which are filed as Exhibits 10.1 through 10.4 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title

10.1*	Amended and Severance Agreement between Terreno Realty Corporation and W. Blake Baird, dated as of February 18, 2014

10.2*	Amended and Restated Severance Agreement between Terreno Realty Corporation and Michael A. Coke, dated as of February 18, 2014

10.3*	Severance Agreement between Terreno Realty Corporation and Jaime J. Cannon, dated as of February 18, 2014

10.4*	Terreno Realty Corporation Amended and Restated Long-Term Incentive Plan

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Terreno Realty Corporation

Date: February 19, 2014	By:	/s/ Jaime J. Cannon
Jaime J. Cannon
Chief Financial Officer

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